UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2012

Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27248	95-3133814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 Library Street, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 709-9119

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our Board of Directors appointed Dr. David C. Collins to replace Nicholas R. Schacht as our Chief Executive Officer and President, effective January 17, 2012. Mr. Schacht resigned his position as a member of our Board of Directors effective immediately. Our Board of Directors also appointed Dr. Collins as the Chairman of our Board of Directors to succeed Eric R. Garen. Mr. Garen was appointed as our Vice Chairman of the Board, succeeding Dr. Collins in that position.

Dr. Collins, age 71, is one of our co-founders, along with Mr. Garen. Dr. Collins has been Vice Chairman of our Board since 2007. Dr. Collins served as Chairman of our Board from 1974, when we began operations, until 2007. Dr. Collins served as our Chief Executive Officer from 1974 until 2005. Dr. Collins holds a B.S. (with distinction) in Electrical Engineering from Stanford University and a Masters and a Ph.D. in Electrical Engineering from the University of Southern California.

Dr. Collins oversees (with the concurrence of the Board of Director’s Nominating and Corporate Governance Committee) an annual charitable budget of approximately $200,000. In fiscal year 2011, we paid a total of $238,400 which includes amounts not expended in fiscal year 2010.

We issued a press release announcing the management reorganization, which is attached as exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release Issued on January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 18, 2012	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ Dr. David C. Collins
Dr. David C. Collins
Chief Executive Officer